UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 29, 2008
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                       Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     Entry into a Material Definitive Agreement

     On February 29, 2008, CalAmp Corp. (the "Company") entered into the Fourth Amendment and Waiver to the Credit Agreement dated May 26, 2006 (the "Amended Agreement") with Bank of Montreal, as administrative agent, and certain other banks that are parties thereto. Pursuant to the Amended Agreement, the banks agreed to waive the financial covenant violations that existed for the first three quarters of fiscal 2008.

     The Amended Agreement provides that cash proceeds of $3.8 million from the August 2007 sale of the Company's TelAlert software business that has been held in escrow by the banks will be applied to reduce borrowings under the term loan, which will leave an outstanding principal balance of approximately $27.5 million. The interest rate on the term loan was also increased by 0.5% as a result of this amendment, and giving effect to this change, the term loan now bears interest at 7.1%. Term loan principal payments of $750,000 are due on the last day of each calendar quarter during 2008, and a principal payment of $1,250,000 is due on March 31, 2009. In addition, any collections of the scheduled $140,000 per month on a note receivable from the buyer of the TelAlert software business must be applied to reduce the term loan principal. The Amended Agreement has a termination date of June 30, 2009, at which time all outstanding borrowings under the credit agreement are due and payable. In the event all outstanding obligations under the Amended Agreement are not paid in full by December 31, 2008, an exit fee of $500,000 will be due and payable to the banks on June 30, 2009, except that if the Company receives cash of at least $5,000,000 as a result of issuing equity or subordinated debt by December 31, 2008, then the exit fee will be reduced to $300,000.

       The Amended Agreement also makes available $1 million for borrowings under a working capital revolving loan. Borrowings under the revolver would bear interest at the Bank of Montreal's prime rate plus 2% or LIBOR plus 3%.

       The financial covenants with which the Company had been noncompliant were eliminated as a result of this amendment, and were replaced with new covenants that require minimum levels of consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) and Wireless DataCom Division revenues. In addition, the Amended Agreement contains a provision by which an event of default would occur if a certain key customer of the Company's Satellite Division does not grant final authorization/clearance for shipment of new generation products by June 30, 2008.



ITEM 9.01.     Financial Statements and Exhibits

 (c)  Exhibits

     10.1   Fourth Amendment and Waiver to Credit Agreement dated
            February 29, 2008 between CalAmp Corp., Bank of Montreal and other lenders party thereto.

     99.1 Press release of the Registrant dated February 29, 2008 announcing the amendment of the bank credit agreement.



                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



     March 3, 2008                   By:/s/ Richard K. Vitelle
    ___________________                _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)